Exhibit 10.55

Sellas Life Sciences Group, Inc.

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into effective as of September 19th, 2016 by and between SELLAS LIFE SCIENCES GROUP INC., a Delaware corporation (the “Company”) and Dr. Nicholas Sarlis, MD, PhD (“Executive”) (each being a “Party” hereto and together constituting the “Parties”).

WHEREAS, the Company desires to employ Executive as its Senior Vice President, Chief Medical Officer under the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. EMPLOYMENT.

A. Employment. Company hereby agrees to employ Executive and Executive hereby accepts such employment with Company as Senior Vice President, Chief Medical Officer, or in such other capacities as Company shall reasonably determine from time to time, upon the terms and conditions set forth in this Agreement.

B. Effective Date and Term. Company’s employment of Executive under this Agreement shall commence effective as of September 19, 2016 (the “Effective Date”), and continue until the Date of Termination (defined in Section 4(B)) (hereinafter such period of time from the commencement until termination of employment shall be referred to as the “Employment Term”).

C. Duties of Executive. During the Employment Term, all of the following shall apply: Executive shall carry out, perform and comply with such reasonable and lawful orders, directions, and written rules and policies (including those rules and policies memorialized in meeting minutes) as are assigned or set by Company’s Chief Executive Officer (the “CEO”) from time to time; Executive shall report to, receive directions from and be reviewed by the CEO; Executive’s duties shall include the duties and responsibilities commonly associated with a Senior Vice President, Chief Medical Officer of a company similar to Company; and subject to the limitations of Section 4(F)(3)(iv), the CEO retains the right to modify Executive’s job title and responsibilities pursuant to the legitimate business needs of Company.

D. Duty of Loyalty. Except as set forth in Exhibit A, during the Employment Term Executive shall not, without the prior written consent of the CEO, accept other employment and shall devote Executive’s full business time and attention and Executive’s best efforts to the faithful performance of Executive’s duties as an officer and employee of Company. Executive’s expenditure of reasonable amounts of time for teaching, personal business or consultation, or on behalf of charitable or professional organizations shall not be deemed a breach of this Agreement, provided such activities do not materially interfere with the performance of Executive’s duties and responsibilities hereunder.

E. Place of Performance. Executive’s principal place of employment during the Employment Term will be in New York City, USA. Notwithstanding the foregoing, Executive understands and agrees that Executive’s presence may be required at Company headquarters or other Company worksites, or Executive may be required to travel for business, in each case, in accordance with Executive’s duties and responsibilities under this Agreement, as business needs require or may change over time and as reasonably requested by the CEO and, except as required by applicable law, you may be able to work remotely upon the CEO’s prior written consent.

2. COMPENSATION AND BENEFITS.

In consideration of the services to be rendered by Executive pursuant to this Agreement, as well as Executive’s covenants set forth in this Agreement, Company shall pay to Executive the following compensation, which shall be the entire and exclusive compensation for all of Executive’s services rendered and other obligations taken on Company’s behalf:

A. Annual Base Salary. During the Employment Term, Company shall pay to Executive an annualized base salary of $345,000.00 (the “Base Salary”), less applicable taxes, withholdings, and deductions, and any other deductions that may be authorized by Executive, from time to time, in accordance with applicable federal, state, and/or local law. For calendar years in which Executive is employed for less than the full year, the Base Salary shall be prorated and accrue on a per diem basis for only those days on which Executive was employed during such calendar year. The Base Salary will be paid by Company in equal installments according to Company’s customary payroll practices, but in any event not less frequently than monthly. Executive’s Base Salary shall be reviewed periodically by the Company’s Board of Directors (“Board of Directors”) or the Compensation Committee of the Board of Directors (the “Compensation Committee”) if so designated and may be appropriately increased from time to time in the sole discretion of Board of Directors or the Compensation Committee, as applicable, and may only be decreased proportionately with any across-the-board decrease applicable to all senior executives of Company. Company currently anticipates that the next review of Executive’s base salary will occur on or before June 30th, 2017.

B. Incentive Compensation. During the Employment Term, Executive shall be entitled to participate in all short-term and long-term incentive programs established by Company, at such levels as the Board of Directors or Compensation Committee determines in its sole discretion. Executive’s annual short-term incentive opportunity target shall be up to 25% of the Base Salary, as such percentage may be increased from time to time (the “Target Annual Bonus”). The actual amount of such annual incentive compensation shall be determined in accordance with the applicable plans based on achievement of individual and Company performance objectives established in advance by the Board of Directors or the Compensation Committee, taking into account input from the CEO, and such actual annual short term incentive compensation amount may be more or less than the target amount. No minimum incentive is guaranteed. Company currently anticipates that the next review of Executive’s incentive compensation will occur on or before June 30th, 2017.

C. Equity Compensation & Additional Discretionary Bonus. Upon the terms and conditions set forth in the following subsections, Company, as stated herein and in accordance with the below: (1) shall grant to Executive shares of the Company’s common stock (the “Stock Award”) pursuant to and in accordance with the terms and conditions of a stock incentive plan being developed by the Company, (2)(a) may grant to Executive a Discretionary Bonus, and (2)(b) shall grant Executive an IPO Bonus.

(1) As soon as administratively possible following the adoption of the Company’s stock incentive plan by the Company’s Board of Directors (the “Board”), the Board shall grant to Executive the Stock Award. Subject to the Executive’s continued employment with the Company, the Stock Award shall become vested and non-forfeitable over a period of time, referred to as a vesting schedule. The Stock Award will be subject to repurchase rights, change of control provisions, and other terms, each of which will be determined by the Board at the time of grant and set forth in the applicable Stock Award agreement that will provided to Executive. As the Company has not yet adopted its stock incentive plan, no specific Stock Award may be granted at this time.

(2)

(a) Additional Discretionary Bonus: In addition to any bonus under Section 2(B) of this Agreement, at such times as the Company may in its sole discretion deem appropriate, Executive may be eligible to receive a discretionary bonus payment. The timing and amount, if any, of any such bonus shall be determined in the sole discretion of the Company. Such bonus, if any, will be paid in the calendar year following the year in which the applicable services were performed, in accordance with the Company’s bonus payment practices in effect from time to time for similarly-situated senior executives of the Company, including tax withholdings. In order to earn and receive any such bonus, Executive must be employed by the Company, without having received from or tendered to the Company notice of an anticipated termination (for any reason), at the time that such bonus is to be paid to Executive. Payment of a bonus for any year or other period of time will not give rise to an entitlement or expectation of a bonus for any other year or other period of time.

(b) IPO Bonus: Upon the occurrence of an IPO (as defined below), the Company shall pay to Executive an IPO Bonus in the amount of $100,000.00 The IPO Bonus shall be paid within 45 days of the date of closing of the Company’s IPO. For purposes of this Agreement, “IPO” mean the first sale of equity securities issued by Company, which sale is registered under the Securities Act, and which securities are listed on a National Securities Exchange. For purposes of this Agreement, a “National Securities Exchange” means a securities exchange described in Section 18(b)(1) of the Securities Act.

D. Retirement, Welfare and Other Benefit Plans and Programs. During the Employment Term, Executive shall be entitled to participate in the employee retirement and welfare benefit plans and programs made available to Company’s other senior level executives as a group, as such retirement and welfare plans may be in effect from time to time and subject to the eligibility requirements of such plans, including but not limited to, life, health and disability plans, and a 401(k) retirement plan and similar or other plans.

During the Employment Term, Executive shall be eligible to earn and accrue up to 20 vacation days per calendar year, which days shall accrue proportionally on a month-to-month basis through continued employment with Company. In addition, on January 1st of each calendar year during the Employment Term, Executive shall receive five sick days (the equivalent of 40 hours) for use during such calendar year. Executive shall receive a pro-rated allotment of sick days, and shall be eligible to earn and accrue a pro-rated allotment of vacation days, for the period from the Effective Date through December 31, 2016. Vacation and sick days must be used during the calendar year in which that are earned and accrued, and all earned and accrued vacation and sick days that are not used within the calendar year in which they are earned and accrued will be forfeited without compensation, unless applicable federal, state, or local law requires otherwise. Except as set forth in this Agreement, upon separation from employment (for any reason), Executive shall not be paid for any accrued but unused vacation days or sick days that have not previously been forfeited without compensation, unless applicable federal, state, or local law requires otherwise. Except as set forth in this Agreement, all vacation and sick days shall accrue and be used and compensated in accordance with the Company’s vacation and sick leave policies as in effect from time to time, unless applicable federal, state, or local law requires otherwise.

Subject to the foregoing, during the Employment Term, Executive may be eligible for other paid time off in accordance with Company’s other pay for time not worked policies. Nothing in this Agreement or otherwise shall prevent Company from amending or terminating after the Effective Date any retirement, welfare or other employee benefit plans, programs, policies or perquisites from time to time as Company deems appropriate, and Executive’s participation in any such plan, program, policy and perquisite shall be subject to the terms, provisions, rules and regulations thereof.

E. Reimbursement of Expenses. During the Employment Term, Company shall reimburse Executive for all reasonable and necessary business expenses that Executive incurs while performing Executive’s duties under this Agreement in accordance with Company’s general policies of expense reimbursement in effect from time to time.

3. COMPANY POLICIES AND PROCEDURES. Executive agrees to observe and comply with the reasonable and lawful policies and procedures of Company as adopted by the Board of Directors in writing or reflected in the formal minutes of the Board of Directors or committee thereof, respecting performance of Executive’s duties and to carry out and to perform the reasonable and lawful orders and directions stated by Company to Executive, from time to time, either orally or in writing. Executive agrees that Executive will be subject to any compensation clawback, recoupment and anti-hedging policies that may be applicable to executives of Company generally, as in effect from time to time and as approved by the Board of Directors or a duly authorized committee thereof.

4. TERM & TERMINATION.

A. Term. This Agreement shall remain in effect for a period of four (4) years, unless earlier terminated in accordance with this Section 4.

B. Notice of Termination and Date of Termination. Either Party must give written notice to the other of the intent to terminate this Agreement and Executive’s employment hereunder (“Notice of Termination”). The Notice of Termination must specify a date of termination of employment (“Date of Termination”), which shall incorporate any period of notice required by this Section 4, which notice period(s) may, in the Company’s sole discretion, be waived in whole or in part.

C. Executive’s Death or Total Disability. Executive’s employment under this Agreement shall terminate upon the date of Executive’s death. Additionally, if, during the Employment Term, Executive suffers a Total Disability (as defined in Section 4(F)(3)(iii)), then Company may terminate Executive’s employment under this Agreement by giving Executive a Notice of Termination specifying the Date of Termination. Upon such termination due to death or Total Disability, Company shall pay to Executive or Executive’s estate (i) any Base Salary that has fully accrued but not been paid as of the effective date of such termination, as well as any vested and accrued employment benefits subject to the terms of any applicable employment benefit arrangements and applicable law (“Accrued Benefits”) and (ii) a prorated bonus for the year in which Executive’s death or Disability occurs, which bonus shall be calculated and paid in the same manner as set forth below in Section 4(F)(1)(b). All other rights and benefits of Executive and Executive’s dependents hereunder shall terminate upon such termination, except for any right to the continuation of benefits otherwise provided by law.

D. By Company with Cause. Company may terminate with Cause (as defined in Section 4(F)(3)(i)) Executive’s employment hereunder at any time. In order to terminate Executive’s employment hereunder with Cause, Company must give Notice of Termination to Executive specifying the events or circumstances constituting Cause and the Date of Termination, which may be the same date as the date of the Notice of Termination. Upon termination with Cause, Company shall pay to Executive all Accrued Benefits. All other rights and benefits of Executive hereunder shall terminate upon such termination, except for any right to the continuation of benefits otherwise provided by law.

E. By Executive without Good Reason or by Mutual Agreement. Executive may terminate Executive’s employment without Good Reason (as defined in Section 4(F)(3)(iv)) at any time by giving Company Notice of Termination at least 30 days prior to the Date of Termination designated by

Executive. In addition, this Agreement may be terminated at any time by written mutual agreement of the Parties with or without notice. Upon termination of Executive’s employment by Executive without Good Reason or termination by mutual agreement of the parties, Company shall pay to Executive all Accrued Benefits. All other rights and benefits of Executive hereunder shall terminate upon such termination, except for any right to the continuation of benefits otherwise provided by law.

F. Without Cause by Company or For Good Reason by Executive. Company may terminate Executive’s employment at any time without Cause (as defined in Section 4(F)(3)(ii)) by giving Executive a Notice of Termination at least one day prior to the Date of Termination , and Executive may terminate Executive’s employment for Good Reason by giving Company a Notice of Termination in accordance with Section 4(F)(3)(iv) below. Upon termination of Executive’s employment without Cause by Company or for Good Reason by Executive, Company will pay Executive (i) all Accrued Benefits, and (ii) the severance compensation payable set forth below in this Section 4(F), but only if Executive executes and does not revoke a Release (as defined in Section 4(F)(3)(v)). All other rights and benefits of Executive hereunder shall terminate upon such termination, except for any right to the continuation of benefits otherwise provided by law.

(1) As long as Executive is an employee of the Company for at least 18 months following the Effective Date, in the event that Company terminates Executive’s employment without Cause or Executive terminates Executive’s employment for Good Reason, and Executive executes and does not revoke a Release, then Company shall pay to Executive as severance compensation, the following:

(a) an amount equal to 12 months of the then-current Base Salary, as of the Date of Termination, which shall be paid in 12 substantially equal monthly installments beginning with the 1st regular payroll of the Company following the effective date of the Release, and if at all, in any event no later than 45 days after the Date of Termination;

(b) To the extent Executive has earned and accrued an annual incentive compensation award in accordance with Section 2(B) of this Agreement for the year of termination in which the Date of Termination occurs, Executive shall receive a pro rata Target Annual Bonus award payment for the year in which the Date of Termination occurs (measured at the target level, identified “goal” target or other similar target, without taking into account any incentive override for above goal performance, or any project-specific or other non-standard incentives), which shall be paid on the first regularly scheduled pay day immediately following the 60th day following the Date of Termination. The pro rata amount shall be determined as the Target Annual Bonus in effect for the year in which the Date of Termination occurs, multiplied by a fraction, the numerator of which is the number of days in which Executive was employed by Company during the year in which the Date of Termination occurs, including the Date of Termination, and the denominator of which is 365.

(c) During the 12-month period following the Date of Termination, if Executive timely elects continued coverage under Section 4980B of the Code (“COBRA”), Company will reimburse Executive for the monthly COBRA cost of continued health coverage under the health plans of Company paid by Executive for Executive, and, if applicable, Executive’s spouse and dependents, less the amount that Executive would be required to contribute for health coverage if Executive were an active employee of Company; provided that such reimbursements shall not continue beyond the first to occur of (x) the date on which Executive fails to pay the COBRA cost of continuation coverage under the health plans of Company and (y) the date on which Executive is eligible for substantially similar coverage from a subsequent employer. These reimbursements will commence on the first regularly scheduled pay day immediately following the 45th day following the Date of Termination and will be paid on the first regularly scheduled pay day of each month, provided that Executive demonstrates proof of payment of the applicable premiums prior to the applicable reimbursement payment date.

(d) The vesting of each outstanding equity award granted to Executive will accelerate so that such awards will be fully vested as of the Date of Termination. If any equity awards vest based on the attainment of performance goals, the performance goals will be deemed to have met as of the Date of Termination, unless such greater amount of vesting is provided for in the applicable award agreements.

(2) Payment of the severance compensation shall be subject to all applicable taxes, withholdings, and deductions, in accordance with applicable federal, state, and/or local law. In the event that Executive materially breaches any of Executive’s post-employment covenants or obligations set forth in this Agreement that the Board of Directors reasonably determines is not cured (to the extent the breach is curable as determined by the Board of Directors) within 15 days following written notice from Company, then the payment of severance compensation pursuant to this section shall terminate immediately and permanently. During the period that Executive is paid the foregoing severance compensation, Executive shall not further accrue any other benefits under any benefit plans of which Executive was a participant while employed by Company, except as otherwise required by applicable federal or state law, by the express terms of this Agreement, or by the express terms of such benefit plans; provided, however, that if Executive becomes entitled to and receives the payments described in Section 4(F)(1) of this Agreement, Executive hereby waives Executive’s right to receive payments under any severance plan or similar program applicable to employees of Company.

(3) For purposes of this Agreement:

(i) Executive’s employment will be deemed to have been terminated by Company “with Cause” if the termination arises from a determination by the Board of Directors that (a) Executive is convicted of (or pleads guilty or nolo contendere to) a crime constituting a misdemeanor involving dishonesty or moral turpitude or any crime constituting a felony; (b) Executive neglects, refuses or fails to perform Executive’s material duties hereunder (other than a failure resulting from Executive’s incapacity due to physical or mental illness); (c) Executive commits a material act of dishonesty or otherwise engages in or is guilty of gross negligence or willful misconduct in the performance of Executive’s duties; or (d) Executive materially breaches the provisions of any written non-competition, non-disclosure or non-solicitation agreement, or any other agreement in effect with Company, including without limitation the provisions of Sections 7 – 9 of this Agreement or Company’s applicable written code of business conduct and compliance policies; provided, however, Executive shall have 15 days following Company’s provision of the Notice of Termination specifying a condition under clause (b), (c) or (d) constituting with Cause to cure such condition (to the extent the condition is curable as reasonably determined by the Board of Directors), before which time a termination with Cause cannot be effective unless such condition remains uncured as reasonably determined by the Board of Directors.

(ii) Executive’s employment shall be deemed to have been terminated by Company “without Cause” if such termination is not “with Cause,” and such termination is not the result of Executive’s death or Executive suffering a Total Disability.

(iii) Executive shall be deemed to have suffered a “Total Disability” if (a) Executive is granted long-term disability benefits under Company’s long-term disability plan or (b) Executive becomes physically or mentally disabled so that Executive is unable to perform the essential functions of Executive’s job, with or without reasonable accommodation in accordance with the Americans with Disabilities Act and its amendments, for a period of 180 consecutive days.

(iv) Executive shall be deemed to have terminated Executive’s employment for “Good Reason” if Executive terminates Executive’s employment on account of the occurrence of one or more of the following without Executive’s consent:

(a) A material diminution by Company of Executive’s authority, duties or responsibilities, other than a diminution of authority, duties or responsibilities during a 15-day cure period following Company’s Notice of Termination to Executive of a termination with Cause, temporarily while Executive is physically or mentally incapacitated, or otherwise as required by applicable law;

(b) A material change in the geographic location at which Executive must principally perform services under this Agreement (which, for purposes of this Agreement, means the requirement that Executive change his principal work location to another work location more than 100 miles from the location at which Executive principally performs his duties immediately prior to the relocation);

(c) A material diminution in Executive’s Base Salary which is not the result of an across-the-board reduction in base salaries of other senior executives of Company; or

(d) Any action or inaction that constitutes a material breach by Company of this Agreement, including the failure of Company to pay any amounts due under Section 2 or the failure of Company to obtain from its successors the express assumption and agreement required under Section 16(A).

Executive must provide Notice of Termination for Good Reason to Company within 60 days after the event constituting Good Reason. Company shall then have a period of 30 days in which it may correct the act or failure to act that constitutes the grounds for Good Reason as set forth in Executive’s Notice of Termination. If Company does not correct the act or failure to act, then, in order for the termination to be considered a Good Reason termination, Executive must terminate Executive’s employment for Good Reason by giving a second Notice of Termination with a Date of Termination designated by Executive, which date is at least 30 days after the date on which the second Notice of Termination is given but not more than 90 days after the end of the 30-day cure period.

(v) The term “Release” shall mean a release of claims approved by Company and presented to Executive, which shall be in the form as the Company may reasonably require, subject to revision based on advice from Company counsel to comply with changes in applicable law.

(vi) The term “Sale” means the sale of more than 50% of the equity of Company, a merger of Company with an entity the equity of which after the merger the stockholders of Company immediately prior to such merger own less than 50%, or the sale of all or substantially all of the assets of Company, in any case to a person or entity not affiliated with Company. Neither a recapitalization nor change of form of Company shall be considered a Sale.

(4) In the event Company terminates Executive’s employment with Cause, Executive voluntarily terminates Executive’s employment with Company other than for Good Reason, or such employment is terminated by mutual agreement or as the result of Executive’s death or Total Disability, Executive shall not be entitled to payment of any severance compensation under this Agreement (except in the case of death or Total Disability, a pro-rated bonus per Section 4(C)) and Executive shall not be entitled to receive severance benefits under any Company severance plan.

G. Cooperation after Notice of Termination. Following any Notice of Termination by either Company or Executive, Executive, if requested by Company, shall reasonably cooperate with Company in all matters relating to the winding up of Executive’s pending work on behalf of Company and the orderly transfer of any such pending work to other employees of Company as may be reasonably designated by Company following the Notice of Termination. Executive shall not receive any additional compensation during the Employment Term, other than Executive’s Base Salary, for any services that Executive renders as provided in this Section 4(G). For each day that Executive performs services under this Section 4(G) after the Employment Term, Executive shall be reimbursed for Executive’s reasonable out-of-pocket expenses and, after the final payment by Company of any and all severance compensation due to Executive under Section 4(F), Company shall pay Executive a per diem cash amount at Executive’s Base Salary rate on the Date of Termination.

H. Surrender of Records and Property. Upon termination of employment, Executive shall promptly turn-over or deliver to Company at Company’s expense all property of the Company Group (as that term is defined below) in Executive’s possession, custody, or control, including without limitation thereto: records (paper and electronic), files (paper and electronic), documents (paper and electronic), electronic mail (e-mail) on Company Group accounts, letters, financial information, memorandum, notes, notebooks, contracts, project manuals, specifications, reports, data, tables, calculations, data, electronic information, and computer disks, in all cases whether or not such property constitutes Confidential Information (as defined below), and all copies thereof; all keys to motor vehicles, offices or other property of the Company Group; and all computers, cellular phones and other property of the Company Group. If any of the foregoing property of the Company Group (as that term is defined below) is electronically stored on a computer or other storage medium owned by Executive or a friend, family member or agent of Executive, such information shall be copied onto a computer disk to be delivered to Company together with a written statement of Executive that the information has been deleted from such person’s computer or other storage medium.

5. SECTION 280G OF THE CODE.

A. Mitigation of Parachute Payment Excise Tax. In the event that the payments provided for in this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code (“Parachute Payments”) and (ii) but for this Section 5 of the Agreement, would be subject to the excise tax imposed by Section 4999 of the Code (“Excise Tax”), then Executive’s payments will be either:

(1) delivered in full, or

(2) delivered as to such lesser extent which would result in no portion of such payment being subject to the excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the greatest amount of payment, notwithstanding that all or some portion of such payments may be taxable under Section 4999 of the Code. Notwithstanding the foregoing, to the extent the Company submits any payment or benefit payable to Executive under this Agreement or otherwise to the Company’s stockholders for approval in accordance with Treasury Regulation Section 1.280G-1 Q&A 7, the foregoing provisions shall not apply following such submission and such payments and benefits will be treated in accordance with the results of such vote, except that any reduction in, or waiver of, such payments or benefits required by such vote will be applied without any application of discretion by Executive.

B. Method of Determination. One or more determinations (each a “Tax Determination”) as to whether any of the Parachute Payments will be subject to the Excise Tax shall be made by a public accounting firm selected by the Company (the “Accountant”) (with all costs related thereto paid by Company). For purposes of determining whether any of the Parachute Payments will be subject to the Excise Tax: (i) all of the Parachute Payments shall be treated as “parachute payments” (within the meaning of Section 280G of the Code) unless and to the extent that in the written advice of the Accountant, certain Payments should not constitute parachute payments, and (ii) all “excess parachute payments” (within the meaning of Section 280G of the Code) shall be treated as subject to the Excise Tax unless and only to the extent that the Accountant advises Company that such excess parachute payments are not subject to the Excise Tax.

6. INTELLECTUAL PROPERTY.

A. Intellectual Property. During the Employment Term, Executive will be expected to perform duties which may lead to the creation of intellectual property including technologies, procedures, discoveries, methodologies, developments, designs, improvements, inventions, formulae, techniques, strategies, compilations of information, form and content of data, drawings, models, equipment, results of research proposals, reports, data such as those relating to but not limited to chemical, biological, pharmaceutical, experimental and clinical trials or procedures, customer lists, business and/or financial information, works of authorship, mask works, know-how whether or not patentable or registerable under patent, copyright, or similar statutes, generated, conceived, made, or reduced to practice in whole or in part by Executive, either alone or jointly with others. Intellectual Property includes without limitation all (i) issued United States and foreign patents, utility models, and the like, and applications pending before any relevant authority worldwide, including any additions, continuations, continuations-in-part, divisions, reissues, renewals, or extensions based thereon; (ii) copyrights and other rights in works of authorship; (iii) trade secrets; and (iv) any other intellectual property rights in existence at the date of this Agreement (collectively, hereinafter “Intellectual Property”).

B. Assignment. Executive hereby irrevocably assigns and transfers to Company all right, title and interest in and to Intellectual Property worldwide, and agrees that Company shall be the sole owner of all Intellectual Property generated, conceived, developed, made, or reduced to practice, in whole or in part, by Executive either alone or jointly with others, whether during working hours or at any other time during Executive’s employment with Company (including prior to, during and after the Employment Term), whether at the request or upon the suggestion of Company, results from tasks assigned to me by Company, results from the use of Company premises or property (including but not limited to equipment, software, firmware, supplies or facilities owned, leased, licensed or contracted by Company), or otherwise, which are useful in, or directly or indirectly related to Company’s business or any contemplated business of Company, or which relate to, or are generated, conceived, developed, made, reduced to practice, in whole or in part during the course of, Executive’s employment, or which are developed or made from, or by reason of knowledge gained from, such employment.

C. Work for Hire. Executive acknowledges and agrees that all works of authorship he creates, whether alone or jointly with others, during the period of employment with the Company Group (as that term is defined below) (including prior to, during and after the Employment Term), shall be deemed a “work-for-hire” as defined by the United States Copyright Act and is owned by Company. If for any reason the work would not be considered a work made for hire under applicable law, the Executive hereby sells, assigns, and transfers to Company, as well as to its successors and assigns, the entire right, title and interest in and to the copyright in the Work and any registrations and copyright applications relating thereto and any renewals and extensions thereof, and in and to all works based upon, derived from, or incorporating the work throughout the world.

D. Continuing Obligations. Executive agrees to disclose promptly all technologies, procedures, discoveries, methodologies, developments, designs, improvements, inventions, formulae, techniques, strategies, compilations of information, form and content of data, drawings, models, equipment, results of research proposals, reports, data such as those relating to but not limited to chemical, biological, pharmaceutical, experimental and clinical trials or procedures, customer lists, business and/or financial information, works of authorship, mask works, know-how conceived,, developed, made, or reduced to practice, in whole or in part, by Executive (alone or with others) to which Company is entitled to as provided herein, and agrees not to disclose such Intellectual Property to others except as required by law or as is reasonably necessary or appropriate in connection with the performance of Executive’s duties as an employee and officer of Company, without the express written consent of Company. Executive further agrees to maintain accurate and complete records, to create other written documentation as is necessary and appropriate to document the creation of any Intellectual Property.

Executive promptly shall execute and deliver to the Company any instruments deemed necessary by it to effect disclosure and assignment of all Inventions to the Company including, without limitation, assignment agreements satisfactory to the Company. Upon request of the Company, during and after Executives employment with the Company, Executive shall execute patent, copyright, trademark, mask work or other applications and any other instruments deemed necessary by the Company for the prosecution of such patent applications or the acquisition of letters patent or registration of copyrights, trademarks or mask works in the United States and foreign countries based on such Inventions. It is understood that all expenses in connection with such trademarks, copyrights or patents, and all applications related thereto, shall be borne by Company, however Company is under no obligation to protect such Intellectual Property, except at its own discretion and to such extent as Company shall deem desirable.

Executive shall not receive any additional compensation during the Employment Term, other than Executive’s Base Salary, for any services that Executive renders as herein provided. For each day that Executive performs services under this Section 6(D) after the Employment Term, Executive shall be reimbursed for her reasonable out-of-pocket expenses and, after the final payment by Company of any and all severance compensation due to Executive under Section 4(F), Company shall pay Executive a per diem cash amount at Executive’s Base Salary rate on the Date of Termination.

7. CONFIDENTIAL INFORMATION.

A. Confidential Information. The term “Confidential Information” means all information related to the business of the Company, or its parent company(ies), subsidiaries, affiliates, and/or other related entities, including but not limited to SELLAS Life Sciences AG and its direct or indirect affiliates and subsidiaries and any entities that it directly or indirectly controls, whether existing as of the Effective Date or at any time in the past or future (collectively, as the term is used throughout this Agreement, the “Company Group”), which information exists or existed, or is or was developed, at any time while Executive is or was an employee, consultant, independent contractor, officer and/or director of the Company Group (including prior to, during and after the Employment Term), including without limitation: (i) strategic and development plans, financial information, equity investors, business plans, co-developer identities, business relationships, business records, project records, market reports, information relating to processes and techniques, technology, research, data, development, trade secrets, know-how, discoveries, ideas, concepts, specifications, diagrams, inventions, technical and statistical data, designs, drawings, models, flow charts, engineering, products, invention disclosures, patent applications, chemical and molecular structures, synthetic pathways, biological data, safety data, clinical data, developmental data, development route, manufacturing processes, synthetic techniques, analytical data, Work Product, and any and all other proprietary and sensitive information, disclosed or learned, whether oral, written, graphic or machine-readable, whether or not marked confidential or proprietary, whether or not patentable, whether or not copyrightable, including the manner and results in which any such Confidential Information may be combined with other information or synthesized or used by the Company Group, which could prove beneficial in enabling a competitor to compete with the Company Group; or (ii) information that satisfies the definition of a “trade secret” as that term is defined in the Delaware Uniform Trade Secrets Act , Title 6 Section 2001, as amended from time to time; provided, however, that information that is in the public domain (other than as a result of a breach by Executive of this Section 7), approved for release by Company, or lawfully obtained from a third party who is not known by Executive (after Executive’s reasonable inquiry) to be bound by a confidentiality agreement with Company is not Confidential Information.

B. Acknowledgements. Executive acknowledges and agrees that: (1) Executive’s position with Company is one of high trust and confidence, (2) the Confidential Information constitutes a valuable, special and unique asset which Company uses to obtain a competitive advantage over its competitors, (3) Executive’s protection of such Confidential Information against unauthorized use or disclosure is critically important to Company in maintaining its competitive advantage, (4) all Confidential Information is the property of the Company Group, and (5) Executive shall acquire no right, title or interest in, to or under any such Confidential Information.

C. Nondisclosure. Executive promises that Executive will never (before, during or after the Employment Term): (1) disclose any Confidential Information to any person other than (i) an officer or director of Company; or (ii) any other person who is bound by nondisclosure restrictive covenants to Company and to whom disclosure of such Confidential Information is reasonably necessary or appropriate in connection with performance by Executive of Executive’s duties as an employee and officer of Company; or (2) use any Confidential Information except to the extent it is reasonably necessary or appropriate in connection with performance by Executive of Executive’s duties as an employee and officer of Company. Executive promises to take all reasonable precautions to prevent the inadvertent or accidental disclosure or misuse of any Confidential Information. In the event Executive receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena or order issued by a court or governmental body, Executive promises, to the extent permissible by law, to (a) notify Company immediately of the existence, terms and circumstances surrounding such request, (b) consult with Company on the advisability of taking legally available steps to resist or narrow such request, (c) if disclosure is required, furnish only such portion of the Confidential Information as Executive is legally compelled to disclose; and (e) exercise Executive’s best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information.

Notwithstanding the foregoing, nothing in this Agreement shall be construed as, or shall interfere with, abridge, limit, restrain, or restrict Executive’s (or his/her attorney’s) right, without prior authorization from or notification to the Company Group: (i) to communicate with any federal, state, or local government agency charged with the enforcement and/or investigation of claims of discrimination, harassment, retaliation, improper wage payments, or any other unlawful employment practices under federal, state, or local law, or to file a charge, claim, or complaint with, or participate in or cooperate with any investigation or proceeding conducted by, any such agency; (ii) to report possible violations of federal, state, or local law or regulation to any government agency or entity, including but not limited, to the extent applicable, to the U.S. Department of Labor, the Department of Justice, the Securities and Exchange Commission (the “SEC”), the Congress, and/or any agency Inspector General, or make other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation; or (iii) to communicate directly with, respond to any inquiry from, or provide testimony before, to the extent applicable, the SEC, the Financial Industry Regulatory Authority, any other self-regulatory organization, or any other federal, state, or local regulatory authority, regarding this Agreement or its underlying facts or circumstances.

In addition, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, in the event that Executive files a lawsuit for retaliation by the Company Group for reporting a suspected violation of law, Executive may disclose the trade secret to his attorney and use the trade secret information in the court proceeding, if Executive: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

8. NONCOMPETITION.

A. Restricted Period. As used in this Agreement, the term “Restricted Period” means throughout the Employment Term and continuing until the end of the 12-month period following the date on which Executive’s employment with Company is terminated for any reason (whether voluntary or involuntary).

B. Prohibition on Competition. Executive hereby covenants and agrees that, until the expiration of the Restricted Period, except for any activity identified on Exhibit A, Executive will not serve as an officer, director, employee, independent contractor, consultant or agent of, or have any ownership interest in, any business entity which engages in any activities anywhere in the United States of America that are materially similar to or competitive with the Company Group’s pharmaceutical development and Commercialization (as defined below) activities in the fields of (i) peptide vaccines for the treatment of cancer, and/or (ii) such other products which the Company Group is actively and demonstrably developing and/or Commercializing at the time Executive’s employment is terminated. If a court of competent jurisdiction finds this non-competition provision invalid or unenforceable due to unreasonableness in time, geographic scope, or scope of the Company Group’s business, then Executive agrees that such court shall interpret and enforce this provision to the maximum extent that such court deems reasonable. For purposes of this Agreement, “Commercialize” or “Commercialization” means the sales and marketing phase with regard to a specific drug candidate in a specific country or region following the regulatory approval of said drug candidate in the applicable country or region.

C. Exceptions. Executive’s ownership of less than 5% of the stock of a company that is competitive with the activities of the Company Group as described in Section 8(B) and listed on a national securities exchange shall not be deemed to violate the prohibitions of Section 8(B). Also, Executive shall not be considered to have violated Section 8(B) with respect to the purchasing entity if there is a Sale and Executive becomes an employee, officer, director or shareholder of the purchasing entity.

9. NONSOLICITATION.

A. Of Employees. Until the expiration of the Restricted Period, Executive shall not, directly or indirectly, either on Executive’s own account or for any other person or entity: (a) employ, solicit, induce, advise, or otherwise convince, interfere with the Company Group’s employment of, or offer employment to, any employee of the Company Group; (b) employ or otherwise interfere with the Company Group’s engagement with, or offer employment to, any consultant of Company; or (c) induce or attempt to induce any such employee or consultant to breach their employment agreement or relationship or consulting agreement or relationship with the Company Group; provided, however, that Executive shall not be in breach of this provision if any such employee or consultant, without inducement or solicitation by Executive, applies for employment at Executive’s subsequent employer in response to a general advertisement soliciting employment.

B. Of Clients. Until the expiration of the Restricted Period, Executive shall not, directly or indirectly, either on Executive’s own account or for any other person or entity (i) solicit, invite, induce, cause, or encourage to alter or terminate his, her, or its business relationship with the Company Group, any client, customer, supplier, vendor, licensee, licensor, or other person or entity that, at any time during Executive’s employment with the Company Group, had a business relationship with the Company Group, or any person or entity whose business the Company Group was soliciting or attempting to solicit at the time of Executive’s termination, (a) for whom Executive performed services or with whom Executive had contact during his employment with the Company, or whose business Executive was soliciting or attempting to solicit at the time of Executive’s termination, and (b) with whom Executive did not have a business relationship prior to his employment with the Company Group; (ii) solicit, entice, attempt to solicit or entice, or accept business from any such client, customer, supplier, vendor, licensee, licensor, person, or entity; or (iii) interfere or attempt to interfere with any aspect of the business relationship between the Company Group and any such client, customer, supplier, vendor, licensee, licensor, person, or entity.

For purposes of and as it is referenced in this Section 9 of the Agreement only, Executive’s period of employment with the Company shall be deemed to encompass any period, including before the Employment Term, during which Executive is or was an employee, consultant, independent contractor, officer and/or director of the Company Group.

10. REASONABLENESS OF RESTRICTIONS; REMEDIES. Executive has carefully read and considered the restrictive covenants set forth in Sections 7 – 9 hereof, and understands Executive’s obligations thereunder, the limitations such obligations will impose upon Executive after termination of Executive’s employment with Company, and that the Restricted Period extends for 9 months following the termination of Executive’s employment. Executive has had full opportunity to review this Agreement with an attorney of his choosing, and Company has hereby advised him to do so, specifically Sections 7 – 9, before executing the Agreement. Executive agrees that, as a result of Executive’s position with Company, the length of the Restricted Period and each restriction set forth in Sections 7 – 9 herein are (1) fair and reasonable, (2) reasonably required for the protection of the legitimate business interests and goodwill established by Company, (3) fair and reasonable in that Company’s agreement to employ Executive, and a portion of the compensation to be paid to executive hereunder, are in consideration for such covenants and Executive’s continued compliance therewith, and constitute adequate and sufficient consideration for such covenants, and (4) not overly broad or unduly burdensome to Executive, either in geographic or temporal scope. Executive acknowledges that Executive’s compliance with Executive’s obligations and restrictive covenants set forth in this Agreement is necessary to protect the business and goodwill of Company. Executive agrees that Executive’s breach of Executive’s obligations and/or restrictive covenants under this Agreement may irreparably and continually damage Company, for which money damages may not be adequate. Consequently, Executive agrees that in the event that Executive breaches or threatens to breach any of the obligations and/or restrictive covenants contained herein, Company shall be entitled to: (a) seek injunctive relief to prevent or halt Executive from breaching this Agreement; and (b) money damages as determined by a court of competent jurisdiction. Executive hereby agrees that injunctive relief may be granted by a court of competent jurisdiction without the necessity of Company to post bond, or if required to post bond, Executive agrees that the lowest amount permitted shall be adequate. Nothing in this Agreement shall be construed to prohibit Company from pursuing any other remedy available or from seeking to enforce any restrictive covenants to a lesser extent than set forth herein. The Parties agree that all remedies shall be cumulative. Each party is responsible for its own costs and expenses, including attorneys’ fees.

11. NO PRIOR RESTRICTIONS. Executive hereby represents and warrants to Company that the execution, delivery, and performance by Executive of Executive’s duties under this Agreement do not violate any provision of any agreement or restrictive covenant which Executive has with any former employer or any other entity. Executive further agrees to honor and inform Company of any and all post-employment obligations Executive has to any former employer or any other entity with which Executive has or had a business relationship.

12. NOTICES. Any notice or communication required or permitted to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by confirmed email, confirmed facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, in the case of Company, addressed to Company’s principal office marked attention to Company’s CEO, and in the case of Executive, addressed to Executive’s personal address as appearing in Company’s payroll records, and in each case to such other mail address, email address, or facsimile number as may hereafter be furnished in writing by either Party to the other Party. Such notice will be deemed to have been given as of the date it is hand delivered, emailed, faxed or three days after deposit in the U.S. mail.

13. LIKENESS. Executive hereby grants to Company a license to use, without further compensation or approval from Executive, Executive’s name, image, portrait, voice, likeness and all other rights of publicity, or any derivative or modification thereto that Company may create, in any and all mediums, now known or hereafter developed, provided that such use is in relation to Company’s business and consistent with professional business standards, and does not disparage or denigrate Executive. Provided, however, if written notice is provided to Company by Executive following termination of Executive’s employment requesting that Company cease using Executive’s likeness, Company has 30 days to cease using Executive’s likeness in the manner set forth in the notice.

14. SECTION 409A; SECTION 162(M).

A. This Agreement is intended to comply with Section 409A of the Code and its corresponding regulations, or an exemption, and payments may only be made under this Agreement upon an event and in a manner permitted by Section 409A of the Code, to the extent applicable. Severance benefits under the Agreement are intended to be exempt from Section 409A of the Code under the “short-term deferral” exception, to the maximum extent applicable, and then under the “separation pay” exception, to the maximum extent applicable. Notwithstanding anything in this Agreement to the contrary, if required by Section 409A of the Code, if Executive is considered a “specified employee” for purposes of Section 409A and if payment of any amounts under this Agreement is required to be delayed for a period of 6 months after separation from service pursuant to Section 409A of the Code, payment of such amounts shall be delayed as required by Section 409A of the Code, and the accumulated amounts shall be paid in a lump sum payment within 10 days after the end of the 6 month period. If Executive dies during the postponement period prior to the payment of benefits, the amounts withheld on account of Section 409A of the Code shall be paid to the personal representative of Executive’s estate within 60 days after the day of Executive’s death. The Parties agree that this Section 14 shall not be construed in a manner so as to accelerate any payments due under this Agreement.

B. All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” as defined under Section 409A of the Code. For purposes of Section 409A of the Code, each payment hereunder shall be treated as a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event may Executive, directly or indirectly, designate the calendar year of a payment. All reimbursements and in-kind benefits provided under the Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code.

C. Executive agrees that if the stock of the Company becomes publicly traded, Executive will make any amendments to the Agreement that the Company deems necessary to allow performance-based compensation to qualify for the “qualified performance-based compensation” exception to Section 162(m) of the Code.

15. INDEMNIFICATION; LIABILITY INSURANCE. Company shall indemnify and hold Executive harmless to the fullest extent permitted by the laws of Company’s state of organization or incorporation in effect at the time this provision is implicated against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including advancement of reasonable attorney’s fees), losses, and damages resulting from Executive’s performance, within the scope of his/her employment, of Executive’s duties and obligations with Company. Executive will be entitled to be covered, both during and, while potential liability exists, by and pursuant to the terms of any insurance policies the Employer may elect to maintain generally for the benefit of officers and directors of Company against all costs, charges and expenses incurred in connection with any action, suit or proceeding to which Executive may be made a party by reason of being an officer or director of Company in the same amount and to the same extent as Company covers its other officers and directors. These obligations shall survive the termination of Executive’s employment with Company. Notwithstanding anything else in this provision, to be indemnified, Executive’s actions must not be intentionally wrongful acts, intentionally unlawful acts and/or acts of gross negligence.

16. GENERAL PROVISIONS.

A. Successors and Assigns. The rights and obligations under this Agreement shall survive the termination of Executive’s services to Company in any capacity and shall inure to the benefit and shall be binding upon Executive’s heirs and personal representatives. Executive’s duties and obligations are personal in nature and Executive may not assign or delegate any duties under this Agreement without Company’s prior written approval. Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of Company, within 15 days of such succession, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as Company would be required to perform if no such succession had taken place and Executive acknowledges that in such event the obligations of Executive hereunder will continue to apply in favor of the successor. As used in this Agreement, “Company” shall mean Company and any such successor which assumes and agrees to perform the duties and obligations of Company under this Agreement by operation of law or otherwise.

B. Survival of Certain Terms. The terms, conditions and covenants set forth in this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of Executive’s employment, including, without limitation, Sections 6 – 10, shall survive the termination of this Agreement and Company’s employment of Executive hereunder, and the Parties shall remain bound by such terms, conditions and covenants.

C. Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the procedural and substantive laws of the State of New York, without regard to its conflict of law provisions. The litigation of any disputes arising out of this Agreement shall take place in the appropriate federal or state court located in New York, NY. The parties, to the extent they can legally do so, hereby consent to service of process, and to be sued in the State of New York and consent to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of their obligations hereunder or with respect to the transactions contemplated hereby, and expressly waive any and all objections they may have to venue in such courts. Notwithstanding the foregoing, should Executive refuse to comply with an order or judgment of such court, then Company may enforce this Agreement and the order or judgment of such court in any jurisdiction it deems appropriate.

D. Severability, Reform. If any provision of this Agreement is determined to be void, invalid or unenforceable, the remainder shall be unaffected and shall be enforceable as if the void, invalid or unenforceable part was not a provision of the Agreement.

E. Entire Agreement. This Agreement and its attached exhibits, which by this reference are hereby incorporated into and made a part of this Agreement as if set forth herein verbatim, contain the entire understanding of the parties to this Agreement and supersede and replace all former agreements or understandings, oral or written, between the Company Group and Executive, regarding the subject matter hereof.

For the avoidance of doubt, and without limitation of the foregoing, the Parties acknowledge and agree that, all prior agreements, contracts, and/or understandings, including all exhibits and schedules annexed thereto, between Executive and the Company Group regarding Executive’s compensation, benefits, and/or equity, and/or obligations to the Company Group, during his consultancy or employment with the Company Group, are hereby superseded, cancelled, and rendered null and void immediately upon the Effective Date. Further, neither Party shall have any entitlement to, and shall not, claim, following the Effective Date, any rights, remedies, or protections, including but not limited to any rights to any bonuses or other compensation, under any such agreements, contracts, or understandings, or claim, following the Effective Date, that any compensation, benefits, and/or equity under any such agreements, contracts, or understandings, that was not provided or paid to Executive as of the Effective Date, vested, has been earned or accrued, or is due, owing, or payable to Executive. Executive acknowledges and agrees that (s)he has, as of the Effective Date, been fully paid all wages and other compensation and remuneration owed to him/her by the Company Group, including all salary, consulting fees, overtime wages, incentive compensation, equity compensation, vacation pay, bonuses, and commissions, and been provided with all benefits owed to him/her.

F. Modification and Waiver. This Agreement may not be amended except by a written instrument signed by both Parties which specifically refers to the particular provision or provisions being amended. No provision of this Agreement may be waived except in a written instrument that specifically refers to the particular provision or provisions being waived and is signed by the Party against whom the waiver is being asserted. No waiver by any Party of any right, power or privilege hereunder shall constitute a waiver of any other right, power or privilege hereunder, and no waiver by any party of any breach of a provision hereunder shall constitute a waiver of any other breach of that or any other provision of this Agreement. Neither email correspondence, text messages, nor any other electronic communications constitutes a written instrument for purposes of this Section 16(F) of the Agreement.

G. Taxes; Withholding. All compensation and benefits payable to Executive under this Agreement shall be subject to all income and other employment tax withholding and reporting required by federal, state or local law with respect to compensation, benefits and reimbursable expenses paid by a corporation to an employee. Executive shall be responsible for all taxes applicable to amounts payable under this Agreement.

H. Assistance in Litigation. Executive shall reasonably cooperate with the Company Group in the defense or prosecution of any claims or actions now in existence or that may be brought in the future against or on behalf of the Company Group that relate to events or occurrences that transpired while Executive was employed by Company. Executive’s cooperation in connection with such claims or actions shall include being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of Company at mutually convenient times. Executive also shall cooperate fully with the Company Group in connection with any investigation or review by any federal, state or local regulatory authority as any such investigation or review relates, to events or occurrences that transpired while Executive was employed by Company. Notwithstanding anything to the contrary in this Section 16(H), unless otherwise mutually agreed between Executive and Company in writing and, for each day that Executive performs services under this Section 16(H) Executive shall be reimbursed for Executive’s reasonable out-of-pocket expenses and, after the final payment by Company of any and all severance compensation due to Executive under Section 4(F), Company shall pay Executive a per diem cash amount at Executive’s Base Salary rate on the Date of Termination.

I. Beneficiaries; References. Executive shall be entitled to select (and change to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive’s death, and may change such election, in either case by giving Company written notice thereof. In the event of Executive’s death or a judicial determination of Executive’s incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to Executive’s beneficiary, estate or other legal representative. Any reference to any gender in this Agreement shall include, where appropriate, the other gender.

J. Voluntary Agreement. Each Party to this Agreement has read and fully understands the terms and provisions hereof, has had an opportunity to review this Agreement with legal counsel, has executed this Agreement based upon such party’s own judgment and advice of counsel, and knowingly, voluntarily and without duress, agrees to all of the terms set forth in this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any party because of authorship of any provision of this Agreement. Except as expressly set forth in this Agreement, neither the Parties nor their affiliates, advisors and/or their attorneys have made any representation or warranty, express or implied, at law or in equity with respect of the subject matter contained herein. Without limiting the generality of the previous sentence, Company, its affiliates, advisors and/or attorneys have made no representation or warranty to Executive concerning the state or federal tax consequences to Executive regarding the transactions contemplated by this Agreement.

K. Effect of Headings. Headings to sections and paragraphs of this Agreement are for reference only, and do not form a part of this Agreement, or effect the interpretation of this Agreement.

L. Counterparts. This Agreement may be executed in counterparts, including by transmission of facsimile or PDF copies of signature pages, each of which shall for all purposes are deemed to be an original and all of which shall constitute on instrument. All signatures of the parties transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

OF

EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, Company has caused this Agreement to be duly executed and delivered by its duly authorized officer, and Executive has duly executed and delivered this Agreement, as of the date first written on page 1 of this Agreement.

SELLAS LIFE SCIENCES GROUP, INC. (“COMPANY”):		Dr. Nicholas Sarlis, MD, PhD

By:	/s/ Angelos M. Stergiou	/s/ Nicholas Sarlis
Chief Executive Officer

EXHIBIT A

OUTSIDE BUSINESS ACTIVITIES

Executive may continue to serve as a director of and advisor to other companies, including without limitation nonprofit and/or charitable organizations, with the exception of any company in direct competition with Company, provided that the time devoted by Executive to such services shall not exceed 15 hours per month and shall not interfere with Executive’s duties of employment hereunder or Executive’s diligent performance thereof.